ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF
TOTAL IDENTITY CORP.
(Under Section 607.0602 of the Florida Business Corporation Act)

The undersigned, being the President and Chief Executive Officer of TOTAL IDENTITY CORP., a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida (the "Corporation"), bearing document number S68597, does hereby certify that the following resolutions were duly adopted by the Board of Directors of the Corporation as required by Section 607.0602 of the Florida Business Corporation Act:

RESOLVED, that the series of Preferred Stock, denominated as the Corporation’s Series A Preferred Stock and consisting of 250,000 shares, be eliminated and restored to the status of authorized but unissued Preferred Stock, subject to future designation by the Board of Directors in accordance with the authority conferred upon it in the Corporation’s Articles of Incorporation, as amended.

RESOLVED, that the series of Preferred Stock, denominated as the Corporation’s Series B Preferred Stock and consisting of 500,000 shares, be eliminated and restored to the status of authorized but unissued Preferred Stock, subject to future designation by the Board of Directors in accordance with the authority conferred upon it in the Corporation’s Articles of Incorporation, as amended.

RESOLVED, that Article IV of the Corporation’s Articles of Incorporation – SHARES – be and the same hereby is amended, by adding to the end thereof, the following:

The series of Preferred Stock, denominated as the Corporation’s Series A Preferred Stock and consisting of 250,000 shares, is hereby eliminated and restored to the status of authorized but unissued Preferred Stock, subject to future designation by the Board of Directors in accordance with the authority conferred upon it in the Corporation’s Articles of Incorporation, as amended.

The series of Preferred Stock, denominated as the Corporation’s Series B Preferred Stock and consisting of 500,000 shares, is hereby eliminated and restored to the status of authorized but unissued Preferred Stock, subject to future designation by the Board of Directors in accordance with the authority conferred upon it in the Corporation’s Articles of Incorporation, as amended.

The foregoing resolutions and amendment were duly adopted by the Board of Directors of the Corporation by Unanimous Written Consent in Lieu of Meeting dated June 25, 2004. There are no issued or outstanding shares of Series A Preferred Stock or Series B Preferred Stock and Shareholder approval of these Articles of Amendment is not required under Section 607.0602 of the Florida Business Corporation Act.

IN WITNESS WHEREOF, the undersigned, being the President and Chief Executive Officer of the Corporation, has executed these Articles of Amendment as of June 25, 2004.

TOTAL IDENTITY CORP.
By: /s/ Matthew P. Dwyer

President and Chief Executive Officer